                                                                       EXHIBIT 5

                                August 29, 1994



Board of Directors
SouthTrust Corporation
420 North 20th Street
Birmingham, Alabama 35203




Gentlemen:

                 In our capacity as counsel for SouthTrust Corporation, a Delaware corporation (the "Company"), we have examined the Registration Statement on Form S-8 (the "Registration Statement"), in form as proposed to be filed by the Company with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, relating to the proposed offering of up to an additional 4,892 shares of common stock, par value $2.50 per share (the "Common Stock"), of the Company pursuant to the assumption of options issued pursuant to The Bank of Bradenton Stock Option Plan (the "Bradenton Plan") in connection with the acquisition of The Bank of Bradenton by the Company. In this connection, we have examined such records, documents and proceedings as we have deemed relevant and necessary as a basis for the opinions expressed herein.

                 Upon the basis of the foregoing, we are of the opinion that:

                 (i) the shares of the Common Stock of the Company referred to above to be offered under the Registration Statement have been duly authorized and, when issued and delivered in accordance with the Bradenton Plan, will be validly issued, fully paid and nonassessable; and

Board of Directors
SouthTrust Corporation
August 29, 1994
Page 2


                 (ii) under the laws of the State of Delaware, no personal liability will attach to the holder of the shares of the Common Stock issued and delivered in accordance with the Bradenton Plan.

                 We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an Exhibit to the above- referenced Registration Statement.



                                        Very truly yours,


                                        /S/ BRADLEY, ARANT, ROSE & WHITE